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Exhibit 23 Consent

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in this Annual Report on Form 10-K of Northway Financial, Inc. of our report dated January 15, 2002, relating to the consolidated statements of financial condition of Northway Financial, Inc. and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholders' equity, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2001.

                                         /S/ Shatswell, Macleod & Company, P.C.
                                         --------------------------------------
                                         SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
March 27, 2002